UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2008

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2008, Eric D. Hovde resigned his position as a member of the Board of Directors of the registrant.

Also on October 30, 2008, Steven D. Hovde was elected to the Board of Directors of the registrant, in order to fill the vacancy created by the resignation of Eric D. Hovde. Mr. Hovde was also elected to the audit committee of the Board of Directors. Mr. Hovde was elected in accordance with the terms of an agreement (the "Agreement") dated May 9, 2008, terminating a proxy contest with respect to the election of directors at the registrant's 2008 annual meeting of stockholders. A copy of the Agreement was attached to the registrant's Current Report on Form 8-K filed May 13, 2008.

The registrant rents office space for its headquarters location in Madison, Wisconsin, from a company that is an affiliate of Steven D. Hovde. Mr. Hovde is a principal holder of Hovde Capital Advisors, LLC, a holder of more than 5% of the registrant's common stock. For 2007, the registrant's total payments for rent and related expenses for this office space were approximately $324,000.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

October 30, 2008	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: Secretary